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                                                                    Exhibit 21.1


                 LIST OF SUBSIDIARIES (AS OF DATE JUNE 2, 2006)

1.    Focus Media (China) Holding Limited
2.    Focus Media Technology (Shanghai) Company Ltd.
3.    Shanghai Focus Media Advertising & Communication Co., Ltd.
4.    Shanghai Focus Media Digital & Information Company Ltd.
5.    Shanghai Focus Media Advertising Co., Ltd.
6.    Shanghai NewFocus Media Advertising & Communication Co., Ltd.
7.    Shanghai New Focus Media Advertising Co., Ltd.
8.    Shanghai Qianjian Advertising Company Ltd.
9.    Shanghai On Target Advertising Co., Ltd.
10.   Shanghai Perfect Media Culture & Advertising Company Ltd.
11.   Shanghai New Perfect Media Culture & Advertising Company Ltd.
12.   Defeng Information & Technology (Shanghai) Co., Ltd.
13.   Shanghai Jiefang Focus Media Advertising & Communication Co., Ltd.
14.   Xi'an Focus Media Culture & Information Communication Company Ltd.
15.   Yunnan Focus Media Advertising Company Ltd.
16.   Dalian Focus Media Advertising Company Ltd.
17.   Nanjing Focus Media Advertising Company Ltd.
18.   Chongqing Geyang Focus Media Advertising Company Ltd.
19.   Zhejiang Honglu Focus Media Advertising Company Ltd.
20.   Wuhan Geshi Focus Media Advertising Company Ltd.
21.   Changsha Century Focus Media Advertising Company Ltd.
22.   Qingdao Focus Advertising Company Ltd.
23.   Sichuan Focus Media Advertising Company Ltd.
24.   Guangzhou Foke Advertising Company Ltd.
25.   Hebei Tianma Weiye Advertising Company Ltd.
26.   Tianjin Focus Tongsheng Advertising Company Ltd.
27.   Zhuhai Focus Media Culture and Communication Company
28.   Shenzhen Boundary Building Advertising Co., Ltd.
29.   Hefei Focus Advertising Company Ltd.
30.   Xiamen Focus Media Advertising Co., Ltd.
31.   Shenyang Focus Media Advertising Co., Ltd.
32.   Fuzhou Focus Culture Communication Company Ltd.
33.   Ji'an Focus Media Advertising Co., Ltd.
34.   Dongguan Focus Media Advertising & Communication Co., Ltd.
35.   Guangzhou Feisha Advertising Co., Ltd.
36.   Shanghai Frame Media Advertising Development Co. Ltd.
37.   Shanghai New Frame Media Advertising Co. Ltd.
38.   Guangdong Century Fire Advertising Co., Ltd.
39.   Shenzhen E-Time Commercial Consultant Co., Ltd.
40.   Beijing Focus Media Wireless Technology Co., Ltd.
41.   Target Media Holding Limited
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42.   Shanghai Target Media Co., Ltd.
43.   Shanghai Target Media Advertising Co., Ltd.
44.   Shanghai Jv Wang Cheng Cheng Advertising Co., Ltd.
45.   Target Media Technology (Shanghai) Co., Ltd.
46.   Fuzhou Heng Ding Union Media Co., Ltd.
47.   Shenyang Target Advertising Co., Ltd.
48.   Focus Media Qingdao Limited
49.   Focus Media Changsha Limited
50.   Focus Media Dalian Limited
51.   Focus Media Tianjian Limited
52.   Focus Media Hebei Limited
53.   Perfect Media Holding Limited
54.   Capital Beyond Limited
55.   Sorfari Holding Limited